SALES AGENCY & DISTRIBUTION AGREEMENT

This Agreement is made effective (the “Effective Date”) as of the 22 day of January, 2010.

BETWEEN:

BRAND NEUE, CORP
105 SE Executive Drive, Suite 13
Bentonville, Arkansas, USA   72712

(“BN”)

and

RYANSTAR PRODUCTS, LLC
105 SE Executive Drive, Suite 13
Bentonville, Arkansas, USA   72712
(“RYANSTAR”)

(BN and RYANSTAR being hereinafter singularly also referred to as a “Party” and collectively referred to as the “Parties” as the context so requires).

STATEMENT OF PURPOSE

RYANSTAR has entered into, and continues to enter into, certain agreements (“Distribution Agreements”) whereby RYANSTAR has secured the rights to market, sell and distribute the unique products (“Products”) of various companies.  RYANSTAR desires to appoint BN as RYANSTAR’s exclusive marketing sales and distribution agent under these Distribution Agreements.  The Distribution Agreements are identified in Exhibit “A” hereto and as may be modified from time to time.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual promises, covenants and agreements herein contained, THE PARTIES HERETO COVENANT AND AGREE WITH EACH OTHER as follows:

Article 1

SCOPE OF AGREEMENT

1.1           Appointment.   RYANSTAR hereby appoints BN as RYANSTAR’s exclusive marketing, sales and distribution agent under the Distribution Agreements, and BN hereby accepts such appointment and agrees to perform the following services (“Services”):

1.1.1                      BN agrees to act as RYANSTAR’s exclusive sales agent and distributor for the Products sold pursuant to the terms of the Distribution Agreements.

1.1.2   BN agrees to purchase all Products, related to the Distribution Agreements through RYANSTAR.

1.2           BN Obligations.   BN warrants that all costs, obligations and any other burdens or liability related only to the marketing, sales and distribution of the Products of the Distribution Agreements are borne solely by BN.

1.3           Term.  This Agreement shall be in effect until terminated by either party upon sixty (60) days written notice.

Article 2

CONFIDENTIAL INFORMATION AND RELATIONSHIP

2.1           Confidential Information.   No information in respect to this Agreement or furnished by any Party hereto in respect of the activities carried out in connection with or related to this Agreement or the Agreements shall be published or disclosed to third parties by any Party without the prior written consent of the other Party, but such consent in respect of the reporting of factual data shall not be unreasonably withheld, and shall not be withheld in respect of information required to be publicly disclosed pursuant to applicable laws or court orders.

2.2           Relationship of Parties.  The parties agree that BN shall perform the Services required hereunder as an independent contractor, and not as an employee, franchisee, joint venturer or partner of RYANSTAR for any purpose whatsoever.  RYANSTAR shall not control the manner or prescribe the method by which the Services are performed by BN hereunder and BN shall be solely responsible for its acts while engaged in the performance of the Services hereunder.  The employees and agents of each party shall not be considered employees or agents of the other for any purpose.  BN is not authorized to act on behalf of or bind RYANSTAR or any affiliate of BN in any manner.  If this Agreement is determined by a final decision of a court, administrative agency or arbitrator of competent jurisdiction to create a franchise, partnership or other relationship other than independent contractor, then this Agreement will immediately and automatically terminate.

Article 3

GENERAL PROVISIONS

3.1           Entire Agreement.   This Agreement constitutes the entire agreement between the Parties hereto and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the Parties with respect to the subject matter of this Agreement.

3.2           Enurement and Capacity.   This Agreement will enure to the benefit of and will be binding upon the Parties, their respective heirs, executors, administrators and assigns.  The Parties hereto have full legal right and capacity to enter into and effect the terms of this Agreement and have each sought counsel as to their obligations and their capacity, under prevailing securities law or otherwise, to effect the Agreement hereby contained.  Neither this Agreement nor any rights hereunder may be assigned by any Party except with the written permission of the other Party, which permission may be with held without reason.

3.3           Notice.   Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be delivered to the Party or Parties entitled to receive the same, at the address for such Party or Parties specified above.  The deemed date of receipt of such notice, demand or other communication shall be the second business day following the date of actual delivery thereof if electronically or physically delivered.  If delivered by mail then the deemed date of delivery shall be the tenth day following mailing of notice, absent postal disruptions in which event it shall be the actual date of delivery to the recipient.  Any Party may at any time and from time to time notify the other Party in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

3.4           Applicable Law.   This Agreement will be governed exclusively by and construed and enforced in accordance with the laws prevailing in Arkansas and in the courts thereof.

3.5           Further Assurances.   The Parties hereto hereby, jointly and severally, covenant and agree to forthwith, upon request, execute and deliver, or cause to be executed and delivered, such further and other deeds, documents, assurances and instructions as may be required by the Parties hereto or their respective counsel in order to carry out the true nature and intent of this Agreement.

3.6           Counterparts and Facsimile.   This Agreement may be signed by the Parties hereto in as many counterparts as may be necessary, each of which so signed shall be deemed to be an original, and may be exchanged by facsimile and such counterparts and facsimiles together shall constitute one and the same instrument and notwithstanding the date of execution will be deemed to bear the Effective Date as set forth on the front page of this Agreement.

IN WITNESS WHEREOF the Parties have hereunto set their hands and given their agreement as of the Effective Date.

RYANSTAR PRODUCTS, LLC	BRAND NEUE, CORP

By:	By:

Printed Name: John J. Ryan III	Printed Name: Adi Muljo

Title: President	Title: CEO, Chairman of the Board

EXHIBIT “A”

Description of Agreement	Products	Date of Agreement
Projects/ Application :  LinRoc double piston can
With actuator for all personal care, food, insecticides, lubricants, and air freshener applications
Companies : Wal-Mart Stores, inc, its subsidiaries and affiliates
Milestones:
1st after 6 months first order should be placed
2nd sales of Lindal products of U$1.5 mill in the first year
3rd  sales of lindal products of U$2.5 mill in the second year
4th  sales of lindal products of U$4.5 mill in the per year for the third, fourth, and fifth year .
Period of time:
Five years from the effective date of the agreement and shall renew automatically for another five year term should all established milestones be met
	Linroc Double Piston Can With Actuator	Oct 8, 2009
Grant of Exclusive license:
Seller does hereby grant to buyer the exclusive sales and distribution right in the United States of America, Canada, and Mexico
Period of Time : October 1st 2019
Milestones : 3mill pieces over two years
	Click gun :	July 16, 2009
Attached Agreement	Stasafe Hand Sanitizer	Nov 17, 2009